                 THURSDAY, OCTOBER 17, 1996


BANKERS TRUST THIRD QUARTER EARNINGS PER SHARE OF $1.99 INCREASE
16%.  THIRD QUARTER NET INCOME, AT $176 MILLION, INCREASES 14%.

New York, October 17, 1996 -- Bankers Trust New York Corporation
(BT) today reported that earnings per share in the third quarter of 1996 were $1.99, 16% above the $1.72 per share earned in the same period last year. Net income in the third quarter of 1996 was $176 million, up $21 million, or 14%, from the $155 million of earnings in the 1995 third quarter, and up $25 million, or 17%, from the $151 million earned in the preceding 1996 quarter.

BT's earnings per share for the first nine months of 1996 were $5.19, up $4.53 from the $0.66 earned during the first nine months of 1995. Net income for the first nine months of 1996 was $465 million, up $376 million from the $89 million of earnings in the same period of 1995.

"Third quarter results demonstrate the effectiveness of our continuing efforts to develop Bankers Trust's core businesses around the world," said Frank Newman, chairman and chief executive officer. "The progress reflects our emphasis on using the innovation that is a hallmark of the Firm to deliver value to our clients," Mr. Newman said. He noted that third quarter performance was especially strong in Investment Banking and Australia/New Zealand, and that results for Asia, Latin America, and Investment Management also showed improvement over those for last year's third quarter.

Third quarter earnings included the favorable effect ($18 million after-tax) of the sale of a life insurance company acquired in 1992 in satisfaction of debt.

In the third quarter of 1996, total net revenue (net interest revenue after provision for credit losses, plus noninterest revenue) amounted to $1.059 billion, an increase of $107 million, or 11%, from the third quarter 1995 amount. This increase is primarily attributable to higher corporate finance fees and to the gain on the sale of the life insurance company.

Total noninterest expenses increased by $81 million compared with those for the third quarter of 1995, reflecting higher incentive compensation and employee benefits, annual pay increases that went into effect July 1, 1996, as well as an increase in staff levels. Excluding personnel costs, the year-over-year increase in total noninterest expenses was $7 million, or 2%.

Credit quality continued to improve during the third quarter.  At
September 30, 1996 total cash basis loans amounted to $488 million, down from $573 million at June 30, 1996 and $752 million at September 30, 1995. At quarter end, the allowance for credit losses represented 198% of cash basis loans.

ORGANIZATIONAL HIGHLIGHTS*

                                     Total Non-  Pretax     Net
Third Quarter 1996          Total Net interest  Income/ Income/
(in millions)                 Revenue Expenses   (Loss)  (Loss)
Investment Banking            $  231     $122     $109     $ 77
Risk Management Services          84       80        4        3
Trading & Sales                  107       65       42       29
Investment Management             76       70        6        4
Client Processing Services       200      165       35       25
Australia/New Zealand            138       77       61       43
Asia                              30       24        6        5
Latin America                    123       94       29       20
Corporate/Other                   70      112      (42)    (30)
Total                         $1,059     $809     $250     $176



                                     Total Non-  Pretax     Net
Second Quarter 1996         Total Net interest  Income/ Income/
(in millions)                 Revenue Expenses   (Loss)  (Loss)
Investment Banking            $  274     $118     $156     $109
Risk Management Services          44       76      (32)    (22)
Trading & Sales                   89       65       24       17
Investment Management             74       68        6        4
Client Processing Services       203      166       37       26
Australia/New Zealand            114       70       44       31
Asia                              35       26        9        7
Latin America                    166      115       51       36
Corporate/Other                   42      121      (79)    (57)
Total                         $1,041     $825     $216     $151

                                     Total Non-  Pretax     Net
Third Quarter 1995          Total Net interest  Income/ Income/
(in millions)                 Revenue Expenses   (Loss)  (Loss)
Investment Banking              $184     $ 83     $101     $ 70
Risk Management Services         107       94       13        9
Trading & Sales                  124       70       54       38
Investment Management             64       68       (4)     (3)
Client Processing Services       177      140       37       25
Australia/New Zealand             97       65       32       22
Asia                               7       26      (19)    (14)
Latin America                    123      119        4        3
Corporate/Other                   69       63        6        5
Total                           $952     $728     $224     $155


*Organizational Unit business results are determined based on the Corporation's internal management accounting process, which allocates revenue and expenses among the Organizational Units. Because the Corporation's business is complex in nature and its operations are integrated, it is impractical to segregate respective contributions of the Organizational Units with precision. As a result, estimates and subjective judgments have been made to apportion revenue and expense items. In order to provide comparability from one period to the next, the Corporation will restate this analysis to conform with material changes in the allocation process and/or significant changes in organizational structure.


The Investment Banking business contributed net income of $77 million in the third quarter, up from $70 million a year ago but down $32 million from the second quarter of 1996. Net income in the second quarter of 1996 reflected particularly high corporate finance fees, as well as higher realized securities available for sale gains than in the third quarter.

Risk Management Services recorded net income of $3 million in the third quarter of 1996, down $6 million from the third quarter of 1995 but up $25 million from the second quarter of 1996. The second quarter of 1996 included a $23 million after-tax loss associated with the sharp drop in copper prices.

Net income from the Trading & Sales business, at $29 million, was down $9 million from the third quarter of 1995 but up $12 million from the second quarter of 1996. The current quarter's improvement was largely due to strong results from arbitrage transactions.

The Corporation's Investment Management business, which for reporting purposes does not include investment management activities in Australia/NZ, reported net income of $4 million for the current quarter, up $7 million from the 1995 comparable period and unchanged from the second quarter of 1996. At September 30, 1996, assets under management in this organizational unit were approximately $193 billion, compared to $191 billion and $177 billion at June 30, 1996 and September 30, 1995, respectively.

Client Processing Services contributed $25 million of net income in the third quarter of 1996, in line with the 1995 third quarter and the preceding quarter of this year. Total revenue increased $23 million from the comparable 1995 period, offset by an increase in noninterest expenses primarily due to an increased level of investment in computer systems.

Net income of the Australia/NZ business was $43 million in the third quarter of 1996, up $21 million and $12 million respectively from the third quarter of 1995 and the second quarter of 1996. Virtually all major business lines in Australia/NZ improved, led by the Financial Markets Group. At September 30, 1996, assets under management in Australia/NZ's investment management business were approximately $25 billion, compared to $24 billion and $22 billion at June 30, 1996 and September 30, 1995, respectively.

Asia net income was $5 million in the third quarter of 1996, up $19 million from the third quarter of 1995 and down slightly from the second quarter of 1996. The increase from the third quarter of 1995 was primarily due to improved risk management results.

Latin America net income was $20 million in the third quarter of 1996, up $17 million from the third quarter of 1995, and down $16 million from the second quarter of 1996. The second quarter of 1996 results reflected a $22 million net gain after-tax from the sale of Compensa, which was the smaller of the Corporation's two Chilean insurance subsidiaries.

Corporate/Other net loss was $30 million in the third quarter of 1996 compared with net income of $5 million in the third quarter of 1995 and a $57 million net loss in the second quarter of 1996. The current quarter's results included a net gain after-tax of $18 million on the sale of Golden American Life Insurance Company, an indirect wholly-owned subsidiary of the Corporation acquired in satisfaction of debt in 1992. The second quarter included unusual legal and professional fees ($20 million after-taxes) related to the completion of the Independent Counsel's report and the settlement of old leveraged derivative disputes.


QUARTERLY FINANCIAL COMPARISONS

Third Quarter 1996 versus Second Quarter 1996

Net income of $176 million for the third quarter of 1996 was up
17% from the $151 million earned in the second quarter of 1996.

Third quarter 1996 combined trading revenue and trading-related net interest revenue increased $80 million from the second quarter of 1996. Page 9 shows combined trading results by organizational units.

Insurance premiums declined $11 million during the current quarter, mainly due to the sale of Compensa in the second quarter of 1996. This decline was partially offset by increases in the number of annuity policies sold by Consorcio, the largest life insurance company in Chile, and the average value per policy.

Other noninterest revenue totaled $54 million in the current quarter, compared to $76 million in the second quarter of 1996. The current quarter included a gain on the sale of Golden American Life Insurance Company, an indirect wholly-owned subsidiary of the Corporation acquired in satisfaction of debt in 1992. The second quarter of 1996 included a $31 million gain on the sale of Compensa.

Salaries and incentive compensation together rose 5% from the second quarter of 1996, primarily reflecting annual pay increases in July. As part of the Corporation's annual pay review in the second quarter, some staff compensation was shifted from incentive compensation into base salary to reflect market conditions. This resulted in somewhat higher than normal growth in salaries with an offsetting decline in incentive compensation.

Agency and other professional service fees decreased $28 million during the current quarter. The second quarter included $28 million pre-tax of unusual legal and professional fees related to the completion of the Independent Counsel's report and the settlement of old leveraged derivative disputes.

Provision for policyholder benefits decreased $12 million during the third quarter primarily due to the sale of Compensa in the second quarter of 1996. This decline was partially offset by increases in the number of annuity policies sold by Consorcio and the average value per policy.


CREDIT QUALITY
Credit quality improved further in the quarter. Cash basis loans declined from $573 million in the second quarter of 1996 to $488 million in the third quarter of 1996. This decline was attributable to paydowns on various commercial, industrial, and real estate loans as well as a charge-off in connection with the settlement of an old leveraged derivative transaction.

There was no provision for credit losses as compared with a $7 million provision in the prior year's third quarter. The ratio of the allowance for credit losses to total cash basis loans rose to 198% at September 30, 1996 from 170% at June 30, 1996.


CAPITAL
Total stockholders' equity at September 30, 1996 was $5.324 billion, up $157 million and $340 million respectively from June 30, 1996 and December 31, 1995. The Corporation estimates that its ratios of Tier 1 Capital and Total Capital to risk-adjusted assets were approximately 8.1% and 12.8%, respectively, at September 30, 1996.

Overall earnings per share of $1.99 included partially offsetting items that produced a net increase of $0.02 per share. During the quarter the Corporation purchased $50 million of its Series Q and Series R preferred stock at a discount, which is reflected as an increase in earnings per share of $0.08. Offsetting this increase is a reduction in earnings per share of approximately $0.06 due to a net increase of common shares primarily issued in connection with the purchase of Wolfensohn. During the quarter the Corporation announced its authorization to repurchase up to three million shares of its common stock, in addition to its previously announced program to repurchase shares issued under employee stock option and award plans.



The remainder of this release contains the following tables:
                                                            Page
     1. BTNY Consolidated Quarterly Statement of Income       7
     2. BTNY Consolidated Year-To-Date Statement of Income    8
     3. Combined Trading Revenue and Trading-Related Net
         Interest Revenue                                     9
     4. Net Interest Revenue                                  9
     5. BTNY Consolidated Balance Sheet                      10
     6. Stock and Capital Data                               11
     7. Nonperforming Assets and Allowance for Credit Losses 12


For additional information, contact Douglas Kidd, 212 250-7225 or
Tom Parisi, 212 250-7235 (Media); Eric Durant 212 250-6901
(Investors).
Bankers Trust news releases, including quarterly results, are available on the Internet (http://www.bankerstrust.com/earnings).

       BANKERS TRUST NEW YORK CORPORATION AND SUBSIDIARIES
           CONSOLIDATED QUARTERLY STATEMENT OF INCOME
              (in millions, except per share data)
                           (unaudited)

<CAPTION
                                         Third   Second   Third
                                       Quarter  Quarter Quarter
                                          1995     1996    1996
NET INTEREST REVENUE
  Interest revenue                      $1,556   $1,459  $1,669
  Interest expense                       1,352    1,216   1,421
Net interest revenue                       204      243     248
Provision for credit losses                  7        -       -
Net interest revenue after provision
 for credit losses                         197      243     248
NONINTEREST REVENUE
  Trading*                                 257      146     219
  Fiduciary & funds management             174      198     196
  Corporate finance fees                    74      136     119
  Other fees & commissions                  78       82      86
  Net revenue from equity investment
     transactions                           85       72      74
  Securities available for sale gains       10       25      11
  Insurance premiums                        64       63      52
  Other                                     13       76      54
Total noninterest revenue                  755      798     811
NONINTEREST EXPENSES
  Salaries                                 196      202     229
  Incentive compensation &
     employee benefits                     187      235     228
  Agency & other professional
     service fees                           70       98      70
  Communication & data services             45       47      52
  Occupancy, net                            41       36      38
  Furniture & equipment                     40       41      42
  Travel & entertainment                    20       24      24
  Provision for policyholder benefits       75       78      66
  Other                                     54       64      60
Total noninterest expenses                 728      825     809
Income before income taxes                 224      216     250
Income taxes                                69       65      74

NET INCOME                              $  155   $  151  $  176



NET INCOME APPLICABLE TO COMMON STOCK   $  139   $  137  $  168

Cash dividends declared per common share $1.00    $1.00   $1.00

EARNINGS PER COMMON SHARE:
  PRIMARY                                $1.72    $1.67   $1.99

  FULLY DILUTED                          $1.71    $1.66   $1.98


*The Corporation accounts for revenues from a wide range of business activities as "trading". See table on page 9.

Certain prior period amounts have been reclassified to conform to the current presentation.

       BANKERS TRUST NEW YORK CORPORATION AND SUBSIDIARIES
          CONSOLIDATED YEAR-TO-DATE STATEMENT OF INCOME
              (in millions, except per share data)
                           (unaudited)

NINE MONTHS ENDED SEPTEMBER 30,                    1995    1996
NET INTEREST REVENUE
  Interest revenue                               $4,429  $4,718
  Interest expense                                3,821   4,014
Net interest revenue                                608     704
Provision for credit losses                          21       5
Net interest revenue after provision
 for credit losses                                  587     699
NONINTEREST REVENUE
  Trading*                                          258     612
  Fiduciary & funds management                      511     577
  Corporate finance fees                            273     341
  Other fees & commissions                          235     255
  Net revenue from equity investment transactions   124     167
  Securities available for sale gains                29      51
  Insurance premiums                                176     177
  Other                                              78     179
Total noninterest revenue                         1,684   2,359
NONINTEREST EXPENSES
  Salaries                                          598     632
  Incentive compensation and employee benefits      455     690
  Agency & other professional service fees          214     228
  Communication & data services                     140     145
  Occupancy, net                                    120     111
  Furniture & equipment                             122     124
  Travel & entertainment                             67      66
  Provision for policyholder benefits               202     216
  Other                                             172     183
  Provision for severance-related costs              50       -
Total noninterest expenses                        2,140   2,395
Income before income taxes                          131     663
Income taxes                                         42     198

NET INCOME                                       $   89  $  465


NET INCOME APPLICABLE TO COMMON STOCK               $53    $428

Cash dividends declared per common share          $3.00   $3.00

EARNINGS PER COMMON SHARE:
  PRIMARY                                          $.66   $5.19

  FULLY DILUTED                                    $.65   $5.16

*The Corporation accounts for revenues from a wide range of business activities as "trading". See table on page 9.

Certain prior period amounts have been reclassified to conform to the current presentation.

COMBINED TRADING REVENUE AND TRADING-RELATED NET INTEREST REVENUE

The Corporation views trading revenue and trading-related net interest revenue together, as presented in the table below.

                                         Third   Second   Third
                                       Quarter  Quarter Quarter
($ in millions)                          1995     1996     1996
Trading Revenue                          $257     $146     $219
Trading-Related Net Interest
   Revenue (Estimate)                      20       64       71
Total Trading Revenue &
   Trading-Related NIR                   $277     $210     $290

By Organizational Unit ($ in millions)
Investment Banking                       $  9     $ 21     $ 31
Risk Management Services                   92       43       75
Trading & Sales                           114       72       93
Investment Management                      (1)       2        5
Client Processing Services                  2        2        1
Australia/New Zealand                      30       34       59
Asia                                       (2)       9       12
Latin America                              25       28       21
Corporate/Other                             8       (1)     (7)
Total Trading Revenue &
   Trading-Related NIR                   $277     $210     $290

Note: The Corporation accounts for revenues from a wide range of business activities as "trading". Investment Banking produces trading revenues in secondary market activities with clients, primarily in sectors where the Firm also serves as underwriter.
A small portion of trading revenues arise from private equity investments that are accounted for on a mark-to-market basis. Risk Management Services generates trading revenues primarily from new derivative transactions with clients and in managing the risks the Corporation assumes on such transactions. Trading & Sales produces trading revenues through proprietary position-taking, including arbitrage, as well as market making and other client activities. Geographically-Based Businesses produce trading revenues from all the above business activities. Corporate/Other includes various transactions which, for management accounting purposes, are not recorded in Organizational Units.

                      NET INTEREST REVENUE

                                         Third   Second   Third
                                       Quarter  Quarter Quarter
($ in millions)                          1995     1996     1996
Nontrading-related net interest revenue  $184     $179     $177
Trading-related net interest revenue       20       64       71
Net interest revenue                     $204     $243     $248

Average rates (fully taxable basis)
  Yield on interest-earning assets       7.56%    6.47%    6.78%
  Cost of interest-bearing liabilities   6.91%    5.64%    6.21%
  Interest rate spread                    .65%     .83%     .57%
  Net interest margin                    1.04%    1.09%    1.02%

Average balances (billions)
  Loans                                 $11.7    $13.1    $13.8
  Total interest-earning assets         $82.3    $91.0    $98.2
  Total assets                         $109.4   $117.8   $123.4
  Total interest bearing liabilities    $77.7    $86.7    $91.0

       BANKERS TRUST NEW YORK CORPORATION AND SUBSIDIARIES
                   CONSOLIDATED BALANCE SHEET
                          (in millions)

                          September 30 December 31 June 30 September 30
                                1995*    1995     1996*    1996*
ASSETS
Cash and due from banks     $  1,715 $  2,337 $  1,663 $    825
Interest-bearing deposits
   in banks                    1,605    2,023    2,065    4,100
Federal funds sold                29      854      365      856
Sec. purch. under
   resale agreements          11,485   13,206   25,420   22,073
Securities borrowed           12,063   10,951   13,373   14,926
Trading assets:
 Government securities       20,698    20,704   14,565   16,075
 Corporate debt securities    5,267     5,648    7,637    8,678
 Equity securities            4,892     5,098    6,869    5,585
 Swaps, options &
   other derivatives         11,885    10,555    9,486   10,363
 Other trading assets         7,622     5,888    5,218    7,056
  Total trading assets       50,364    47,893   43,775   47,757
Securities available
   for sale                   7,140     6,283    6,851    7,461
Loans                        12,786    12,633   14,249   15,264
Allowance for credit losses  (1,032)    (992)     (972)    (967)
Accounts receivable &
   accrued interest           3,168    4,220     2,841    3,417
Other assets                  4,626     4,594    4,971    5,135
Total                      $103,949  $104,002 $114,601 $120,847

LIABILITIES
Noninterest-bearing deposits
  Domestic offices          $  2,898 $  2,687 $  3,327 $  2,552
  Foreign offices                522      605      488      647
Interest-bearing deposits
  Domestic offices             5,052    5,402    6,091    7,401
  Foreign offices             15,685   17,014   15,387   18,072
Total deposits                24,157   25,708   25,293   28,672
Trading liabilities:
 Securities sold, not yet purchased
  Government securities        9,390   11,092   10,918   11,020
  Equity securities            3,105    3,262    4,655    3,729
  Other trading liabilities      376      473      377      389
 Swaps, options &
   other derivatives          11,801   11,264   10,333   10,266
   Total trading liabilities  24,672   26,091   26,283   25,404
Sec. sold under
   repurch. agreements        17,899   15,247   24,050   23,989
Other short-term borrowings   16,573   15,761   15,755   18,799
Accounts payable and
   accrued expenses            4,351    3,931    4,531    5,252
Other liabilities              2,632    2,736    2,563    2,650
Long-term debt                 8,354    9,294   10,709   10,507
Total liabilities             98,638   98,768  109,184  115,273

PREFERRED STOCK OF SUBSIDIARY    250      250      250      250

STOCKHOLDERS' EQUITY
Preferred stock                  865      865      866      816
Common stock                      84       84       84       84
Capital surplus                1,301    1,302    1,308    1,319
Retained earnings              3,295    3,316    3,393    3,450
Common stock in treasury,
   at cost                      (373)    (336)    (273)    (173)
Other stockholders' equity      (111)    (247)    (211)    (172)
Total stockholders' equity     5,061    4,984    5,167     5,324
Total                       $103,949 $104,002 $114,601  $120,847

* Unaudited
Certain prior period amounts have been reclassified to conform to the current presentation.

                     STOCK AND CAPITAL DATA

                                         Third   Second   Third
                                       Quarter   Quarter Quarter
                                         1995     1996     1996
FOR THE QUARTER
Return on Average Common
   Stockholders' Equity                  13.5%    12.9%    15.0%
Return on Average Total Assets            .56%     .52%     .57%

PER COMMON SHARE
Earnings:
   Primary                              $1.72    $1.67    $1.99
   Fully Diluted                        $1.71    $1.66    $1.98
Cash Dividends Declared                 $1.00    $1.00    $1.00
Market Price, End of Period            $70.25  $73.875  $78.625
Book Value, End of Period (1)          $51.72   $51.86   $53.11

COMMON SHARES (shares in thousands except par value)
Common stock $1 par value:
   Authorized, at period end          300,000  300,000  300,000
   Issued, at period end               83,679   83,679   83,679
Common stock in treasury,
   at period end                        5,085    3,758    2,193
Average Common and Common Equivalent
 Shares Outstanding
   Primary                             81,039   81,900   84,442
   Fully Diluted                       81,403   82,351   84,885

CAPITAL RATIOS, END OF PERIOD
Common Stockholders' Equity to
   Total Assets                          4.0%     3.8%     3.7%
Total Stockholders' Equity to
   Total Assets                          4.9%     4.5%     4.4%
Bankers Trust New York Corporation:
   Risk-Based Capital Ratios (2)
      Tier 1 Capital                      8.1%     8.3%    8.1%
      Total Capital                      13.0%    13.5%   12.8%
   Leverage Ratio (2)                     5.5%     5.5%    5.3%
Bankers Trust Company:
   Risk-Based Capital Ratios (2)
      Tier 1 Capital                      8.7%     9.3%    9.2%
      Total Capital                      11.1%    12.4%   12.4%
   Leverage Ratio (2)                     5.5%     5.5%    5.5%

(1) This calculation includes the effect of the vested portion of common shares issuable under deferred stock awards.
(2) Regulatory capital ratios at September 30, 1996 are preliminary.

      NONPERFORMING ASSETS AND ALLOWANCE FOR CREDIT LOSSES

                                     September 30  June 30 September 30
                                           1995   1996     1996
Nonperforming assets (in millions)

Cash basis loans
  Secured by real estate                 $394     $308     $291
  Real estate related                      23       31       26
  Highly leveraged                        148      128       99
  Other                                   187      106       72
Total cash basis loans                   $752     $573     $488

Renegotiated loans
  Secured by real estate                 $ 89      $89      $89
  Other nonrefinancing country             12        -        -
Total renegotiated loans                 $101      $89      $89

Other real estate                        $281     $219     $220

Other nonperforming assets                $64     $ 68      $13


                                     September 30  June 30 September 30
                                           1995   1996     1996

Allowance for credit losses (in millions)

Balance, beginning of period           $1,243     $987     $972
Net charge-offs
  Charge-offs                             223       21       19
  Recoveries                                5        6       14
Total net charge-offs*                    218       15        5
Provision for credit losses                 7        -        -
Balance, end of period                 $1,032     $972     $967


*Components:
  Secured by real estate                 $  9     $  -      $(1)
  Real estate related                       -        -       (1)
  Highly leveraged                          6        3       (5)
  Other                                   203       13       14
  Refinancing country                       -       (1)      (2)
Total                                    $218     $ 15      $ 5

               BANKERS TRUST NEW YORK CORPORATION
                       130 LIBERTY STREET
                    NEW YORK, NEW YORK 10006




Geoffrey M. Fletcher
Senior Vice President and
Principal Accounting Officer



                                        October 31, 1996




Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


Dear Sirs:

     Accompanying this letter is Bankers Trust New York
Corporation's report on Form 8-K/A dated October 17, 1996 (the
"Form 8-K/A"). The Form 8-K/A amends the Form 8-K filed on October 17, 1996 which was incorrectly identified as an Item 3 (Bankruptcy or Receivership) filing. The Form 8-K/A is being filed electronically through the EDGAR System.

     If there are any questions or comments in connection with the enclosed filing, please contact the undersigned at 212-250-
7098.

                              Very truly yours,

                              BANKERS TRUST NEW YORK CORPORATION



                              By: GEOFFREY M. FLETCHER
                                  Geoffrey M. Fletcher
                                  Senior Vice President and
                                  Principal Accounting Officer